        As filed with the Securities and Exchange Commission on January 27, 2005
Registration No. 333-______

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

Skyworks Solutions, Inc.
(Exact Name of Registrant as specified in its charter)

Delaware	04-2302115
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Skyworks Solutions, Inc.
20 Sylvan Road
Woburn, Massachusetts 01801
 (Address of Principal Executive Offices) (Zip Code)

Non-Qualified Employee Stock Purchase Plan
(Full title of the plan)

Mark V. B. Tremallo
Vice President, General Counsel and Secretary
Skyworks Solutions, Inc.
20 Sylvan Road
Woburn, Massachusetts 01801
(Name and Address of Agent for Service of Process)

(781) 935-5150
(Telephone Number, Including Area Code, of Agent For Service)

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee(3)
Non-Qualified Employee Stock Purchase Plan
Common Stock (par value $.25 per share)	100,000	$ 7.39	$ 739,000	$ 86.98

(1)

In addition, pursuant to Rule 416(a), this Registration Statement also covers such presently indeterminable number of additional shares of Common Stock are registered as may become issuable under the anti-dilution provisions contained in the Registrant’s Non-Qualified Employee Stock Purchase Plan.

(2)

The price of $7.39 per share, which is the average of the high and low prices of the common stock as reported on the Nasdaq National Market on January 26, 2005, is set forth solely for purposes of calculating the filing fee pursuant to Rules 457(c) and (h).

(3)	Calculated pursuant to Section 6(b) of the Securities Act of 1933, as amended (the “Securities Act”).

        This Registration Statement registers additional securities of the same class as other securities for which registration statement filed on Form S-8 (File No. 333-100313) of the Registrant is effective. The information contained in the Registrant’s Registration Statement on Form S-8 (File No. 333-100313) is incorporated by reference herein pursuant to General Instruction E.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8. Exhibits.

Exhibit No.	Description of Exhibit
4.1	Specimen Certificate of Common Stock (filed as Exhibit 4 to the Registrant's
Registration Statement on Form S-3 (No. 333-92394) and incorporated herein by reference)
5.1	Opinion of Testa, Hurwitz & Thibeault, LLP
23.1	Consent of KPMG LLP
23.2	Consent of Testa, Hurwitz & Thibeault, LLP (included in Exhibit 5.1)
24.1	Power of Attorney (included as part of the signature page of this Registration Statement)

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Woburn, in the Commonwealth of Massachusetts, on this 27th day of January, 2005.

SKYWORKS SOLUTIONS, INC. By: /s/ DAVID J. ALDRICH
David J. Aldrich
President and Chief Executive Officer

POWER OF ATTORNEY AND SIGNATURES

        We, the undersigned officers and directors of Skyworks Solutions, Inc., hereby severally constitute and appoint David J. Aldrich and Allan M. Kline, and each of them singly, our true and lawful attorneys, with full power to them and each of them singly, to sign for us in our names in the capacities indicated below, all pre-effective and post-effective amendments to this Registration Statement and any related subsequent registration statement pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and generally to do all things in our names and on our behalf in such capacities to enable Skyworks Solutions, Inc. to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated below:

SIGNATURE	TITLE	DATE
/s/ DAVID J. ALDRICH David J. Aldrich	President, Chief Executive Officer and Director (Principal Executive Officer)	January 27, 2005

/s/ ALLAN M. KLINE Allan M. Kline	Vice President and Chief Financial Officer (Principal Accounting and Financial Officer)	January 27, 2005

/s/ DWIGHT W. DECKER Dwight W. Decker	Chairman of the Board	January 27, 2005

/s/ DONALD R. BEALL Donald R. Beall	Director	January 27, 2005

/s/ KEVIN L. BEEB Kevin L. Beebe	Director	January 27, 2005

/s/ Moiz M. Beguwala	Director	January 27, 2005

/s/ TIMOTHY R. FUREY Timothy R. Furey	Director	January 27, 2005

/s/ BALAKRISHNAN S. IYER Balakrishnan S. Iyer	Director	January 27, 2005

/s/ DAVID J. MCLACHLAN David J. McLachlan	Director	January 27, 2005

/s/ THOMAS C. LEONARD Thomas C. Leonard	Director	January 27, 2005

INDEX TO EXHIBITS

Exhibit No.	Description of Exhibit
4.1	Specimen Certificate of Common Stock (filed as Exhibit 4 to the Registrant's
Registration Statement on Form S-3 (No. 333-92394) and incorporated herein by reference)
5.1	Opinion of Testa, Hurwitz & Thibeault, LLP
23.1	Consent of KPMG LLP
23.2	Consent of Testa, Hurwitz & Thibeault, LLP (included in Exhibit 5.1)
24.1	Power of Attorney (included as part of the signature page of this Registration Statement)